UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 2, 2008

Jo-Ann Stores, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-06695	34-0720629
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 Darrow Rd., Hudson, Ohio		44236
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(330) 656-2600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On April 2, 2008, the Board of Directors of Jo-Ann Stores, Inc. ("Jo-Ann") appointed Joseph M. DePinto and David A. Perdue, Jr. as members of the Board, effective as of that day. Mr. DePinto fills a formerly vacant seat on the Board and Mr. Perdue fills a newly added position. At the time of this filing, neither Mr. DePinto nor Mr. Perdue has been named to any committee of the Board. Neither Mr. DePinto nor Mr. Perdue was selected as a director pursuant to any arrangement or understanding with any other person, and neither has any reportable transactions under Item 404(a) of Regulation S-K.

In connection with the appointment to the Board, each of Mr. DePinto and Mr. Perdue will receive options to purchase 10,000 common shares of Jo-Ann. In addition, Mr. DePinto and Mr. Perdue will receive Jo-Ann’s standard compensation applicable to non-management directors.

A copy of Jo-Ann’s press release announcing Mr. DePinto’s and Mr. Perdue’s appointment to the Board is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release of Jo-Ann Stores, Inc., dated April 2, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jo-Ann Stores, Inc.

April 2, 2008	By:	/s/ David Goldston

Name: David Goldston
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Jo-Ann Stores, Inc., dated April 2, 2008.